UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2019

SEMLER SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36305	26-1367393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

911 Bern Court, Suite 110
San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 774-4211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01. Entry into a Material Definitive Agreement.

On May 3, 2019, Semler Scientific, Inc. (the “Company”) entered into a Warrant Repurchase Agreement (the “Agreement”) with the Murphy-Chutorian Family Trust U/D/T dated January 13, 1997 (the “Warrantholder”), of which Douglas Murphy-Chutorian, M.D., the Company’s director and chief executive officer is co-Trustee with his spouse and of which he is a beneficiary. Pursuant to the Agreement, the Company repurchased a warrant to acquire 65,542 shares of the Company’s common stock (the “Warrant”) held by the Warrantholder, which Warrant had an exercise price equal to $4.50 per share and an expiration date of July 31, 2023, at an aggregate purchase price of $2,687,222.00 (the “Warrant Repurchase”). The purchase price reflects the difference between the aggregate exercise price of the Warrant and the aggregate fair market value of the shares underlying the Warrant, based on the last trade price of the Company’s common stock on May 3, 2019, the date of the Agreement. Following the Warrant Repurchase, the Warrant was cancelled and is no longer issued and outstanding.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

To the extent called for by this item, the disclosure in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Warrant Repurchase Agreement between Semler Scientific, Inc. and Murphy-Chutorian Family Trust U/D/T dated January 13, 1997, dated May 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMLER SCIENTIFIC, INC.

Date: May 7, 2019	By:	/s/ Douglas Murphy-Chutorian
Name: Douglas Murphy-Chutorian
Title: Chief Executive Officer